Exhibit 99.1

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com	News
January 28, 2015
Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com
General Dynamics Reports Fourth-Quarter, Full-Year 2014 Financial Results

•	Fourth-quarter revenues up 3.9 percent

•	Fourth-quarter operating earnings up 15.5 percent

•	Fourth-quarter earnings from continuing operations up 18.1 percent

•	Backlog up 58 percent from year-end 2013 to $72.4 billion

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2014 fourth-quarter and full-year results. On revenues of $8.4 billion, 2014 fourth-quarter earnings from continuing operations were $737 million, an 18.1 percent increase over fourth-quarter 2013. Diluted earnings per share for the quarter was $2.19 compared to diluted earnings per share of $1.76 in fourth-quarter 2013.

Full-year earnings from continuing operations rose to $2.7 billion from $2.5 billion in 2013. Diluted earnings per share for the year was $7.83, compared to diluted earnings per share of $7.03 in 2013. Revenues for 2014 were $30.9 billion.

Margins
Company-wide operating margins were 12.8 percent for the fourth quarter, 130 basis points higher than fourth-quarter 2013 margins. For the full year of 2014, operating margins were 12.6 percent, 70 basis points higher than full-year 2013 margins.

Cash
Net cash provided by operating activities was $3.7 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $3.2 billion for the year.

Backlog
The company’s total backlog was $72.4 billion at the end of 2014, up 58 percent from the end of 2013. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $26.7 billion. Total potential contract value, the sum of all backlog components, was $99.1 billion at the end of the year.

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The Aerospace group experienced increased demand, booking more aircraft orders than any quarter in more than three years. Significant awards received in the quarter from the company's defense groups include $435 million for the U.S. Navy’s Mobile Landing Platform (MLP) Afloat Forward Staging Base (AFSB), $325 million from the Centers for Medicare & Medicaid Services for contact-center services, $90 million from the Navy for design work on the next-generation ballistic missile submarine and $80 million from the U.S. Army under a foreign military sales contract to upgrade Abrams tanks.

“General Dynamics’ performance in 2014 was very strong,” said Phebe N. Novakovic, General Dynamics chairman and chief executive officer. “We did what we said we would: increase operating earnings, margins and EPS through a relentless focus on operations and prudent capital deployment.

“In 2014, our earnings from continuing operations rose 7.5 percent, margins increased 70 basis points and EPS increased 11.4 percent compared to last year. We also had excellent free cash from operations of $3.2 billion and grew our backlog to more than $72.4 billion by year-end, a 58 percent increase over the end of 2013.”

General Dynamics, headquartered in Falls Church, Virginia, is a market leader in business aviation; combat vehicles, weapons systems and munitions; shipbuilding; and communications and information technology systems. More information about the company is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call at 9 a.m. EST on Wednesday, January 28, 2015. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on January 28 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 31283960. The phone replay will be available from 1 p.m. January 28 through February 4, 2015.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2014	2013	$	%
Revenues	$8,362	$8,047	$315	3.9%
Operating costs and expenses	7,295	7,123	(172)
Operating earnings	1,067	924	143	15.5%
Interest, net	(19)	(23)	4
Other, net	(3)	4	(7)
Earnings before income tax	1,045	905	140	15.5%
Provision for income tax, net	308	281	(27)
Earnings from continuing operations	$737	$624	$113	18.1%
Discontinued operations, net of tax	(36)	(129)	93
Net earnings	$701	$495	$206	41.6%
Earnings per share—basic
Continuing operations	$2.23	$1.78	$0.45	25.3%
Discontinued operations	$(0.11)	$(0.37)	$0.26
Net earnings	$2.12	$1.41	$0.71	50.4%
Basic weighted average shares outstanding	330.0	350.5
Earnings per share—diluted
Continuing operations	$2.19	$1.76	$0.43	24.4%
Discontinued operations	$(0.10)	$(0.36)	$0.26
Net earnings	$2.09	$1.40	$0.69	49.3%
Diluted weighted average shares outstanding	335.8	354.6
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2014	2013	$	%
Revenues	$30,852	$30,930	$(78)	(0.3)%
Operating costs and expenses	26,963	27,241	278
Operating earnings	3,889	3,689	200	5.4%
Interest, net	(86)	(86)	—
Other, net	(1)	8	(9)
Earnings before income tax	3,802	3,611	191	5.3%
Provision for income tax, net	1,129	1,125	(4)
Earnings from continuing operations	$2,673	$2,486	$187	7.5%
Discontinued operations, net of tax	(140)	(129)	(11)
Net earnings	$2,533	$2,357	$176	7.5%
Earnings per share—basic
Continuing operations	$7.97	$7.09	$0.88	12.4%
Discontinued operations	$(0.41)	$(0.37)	$(0.04)
Net earnings	$7.56	$6.72	$0.84	12.5%
Basic weighted average shares outstanding	335.2	350.7
Earnings per share—diluted
Continuing operations	$7.83	$7.03	$0.80	11.4%
Discontinued operations	$(0.41)	$(0.36)	$(0.05)
Net earnings	$7.42	$6.67	$0.75	11.2%
Diluted weighted average shares outstanding	341.3	353.5
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT C
REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2014	2013	$	%
Revenues:
Aerospace	$2,240	$2,135	$105	4.9%
Combat Systems	1,614	1,591	23	1.4%
Information Systems and Technology	2,468	2,691	(223)	(8.3)%
Marine Systems	2,040	1,630	410	25.2%
Total	$8,362	$8,047	$315	3.9%
Operating earnings:
Aerospace	$412	$348	$64	18.4%
Combat Systems	271	250	21	8.4%
Information Systems and Technology	212	196	16	8.2%
Marine Systems	193	159	34	21.4%
Corporate	(21)	(29)	8	27.6%
Total	$1,067	$924	$143	15.5%
Operating margins:
Aerospace	18.4%	16.3%
Combat Systems	16.8%	15.7%
Information Systems and Technology	8.6%	7.3%
Marine Systems	9.5%	9.8%
Total	12.8%	11.5%
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT D
REVENUES AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Twelve Months		Variance
	2014	2013	$	%
Revenues:
Aerospace	$8,649	$8,118	$531	6.5%
Combat Systems	5,732	5,832	(100)	(1.7)%
Information Systems and Technology	9,159	10,268	(1,109)	(10.8)%
Marine Systems	7,312	6,712	600	8.9%
Total	$30,852	$30,930	$(78)	(0.3)%
Operating earnings:
Aerospace	$1,611	$1,416	$195	13.8%
Combat Systems	862	908	(46)	(5.1)%
Information Systems and Technology	785	795	(10)	(1.3)%
Marine Systems	703	666	37	5.6%
Corporate	(72)	(96)	24	25.0%
Total	$3,889	$3,689	$200	5.4%
Operating margins:
Aerospace	18.6%	17.4%
Combat Systems	15.0%	15.6%
Information Systems and Technology	8.6%	7.7%
Marine Systems	9.6%	9.9%
Total	12.6%	11.9%
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
DOLLARS IN MILLIONS

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and equivalents	$4,388	$5,301
Accounts receivable	4,050	4,370
Contracts in process	4,591	4,780
Inventories	3,221	2,890
Other current assets	1,157	821
Total current assets	17,407	18,162
Noncurrent assets:
Property, plant and equipment, net	3,329	3,359
Intangible assets, net	912	1,044
Goodwill	11,731	11,932
Other assets	1,976	997
Total noncurrent assets	17,948	17,332
Total assets	$35,355	$35,494
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$501	$1
Accounts payable	2,057	2,216
Customer advances and deposits	7,335	6,584
Other current liabilities	3,858	3,458
Total current liabilities	13,751	12,259
Noncurrent liabilities:
Long-term debt	3,410	3,908
Other liabilities	6,365	4,826
Total noncurrent liabilities	9,775	8,734
Shareholders' equity:
Common stock	482	482
Surplus	2,548	2,226
Retained earnings	21,127	19,428
Treasury stock	(9,396)	(6,450)
Accumulated other comprehensive loss	(2,932)	(1,185)
Total shareholders' equity	11,829	14,501
Total liabilities and shareholders' equity	$35,355	$35,494
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities—continuing operations:
Net earnings	$2,533	$2,357
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	375	382
Amortization of intangible assets	121	143
Stock-based compensation expense	128	120
Excess tax benefit from stock-based compensation	(83)	(23)
Deferred income tax provision	136	117
Discontinued operations, net of tax	140	129
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	330	(223)
Contracts in process	281	177
Inventories	(303)	(200)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(161)	(204)
Customer advances and deposits	691	330
Other current liabilities	(246)	(118)
Other, net	(214)	124
Net cash provided by operating activities	3,728	3,111
Cash flows from investing activities—continuing operations:
Capital expenditures	(521)	(436)
Purchases of held-to-maturity securities	(500)	—
Purchases of available-for-sale securities	(136)	(135)
Sales of available-for-sale securities	135	99
Maturities of available-for-sale securities	4	14
Other, net	(84)	95
Net cash used by investing activities	(1,102)	(363)
Cash flows from financing activities—continuing operations:
Purchases of common stock	(3,382)	(740)
Dividends paid	(822)	(591)
Proceeds from option exercises	547	583
Other	82	23
Net cash used by financing activities	(3,575)	(725)
Net cash provided (used) by discontinued operations	36	(18)
Net (decrease) increase in cash and equivalents	(913)	2,005
Cash and equivalents at beginning of period	5,301	3,296
Cash and equivalents at end of period	$4,388	$5,301
Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2014		Fourth Quarter 2013
Other Financial Information (a):
Return on equity (b)	20.2%		20.1%
Debt-to-equity (c)	33.1%		27.0%
Debt-to-capital (d)	24.8%		21.2%
Book value per share (e)	$35.61		$41.03
Total taxes paid	$446		$175
Company-sponsored research and development (f)	$101		$68
Shares outstanding	332,164,097		353,402,794

Non-GAAP Financial Measures (a):
	2014		2013
	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$(70)	$3,728	$1,558	$3,111
Capital expenditures	(184)	(521)	(169)	(436)
Free cash flow from operations (g)	$(254)	$3,207	$1,389	$2,675

Return on invested capital:

Earnings from continuing operations		$2,673		$2,486
After-tax interest expense		67		67
After-tax amortization expense		79		93
Net operating profit after taxes		2,819		2,646
Average invested capital		18,692		18,764
Return on invested capital (h)		15.1%		14.1%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

(a)	Prior period information has been restated to reflect our axle business in discontinued operations.

(b)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(c)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(d)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(e)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(f)	Includes independent research and development and Gulfstream product-development costs.

(g)
We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h)
We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders' equity excluding AOCL for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. After-tax interest and amortization expense is calculated using the statutory tax rate of 35 percent.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2014
Aerospace	$13,115	$117	$13,232	$2,734	$15,966
Combat Systems	19,292	506	19,798	5,522	25,320
Information Systems and Technology	7,070	1,539	8,609	16,115	24,724
Marine Systems	13,452	17,319	30,771	2,311	33,082
Total	$52,929	$19,481	$72,410	$26,682	$99,092
Third Quarter 2014
Aerospace	$11,924	$143	$12,067	$1,857	$13,924
Combat Systems	20,879	732	21,611	5,760	27,371
Information Systems and Technology	7,421	1,452	8,873	16,520	25,393
Marine Systems	14,308	17,574	31,882	2,524	34,406
Total	$54,532	$19,901	$74,433	$26,661	$101,094
Fourth Quarter 2013
Aerospace	$13,785	$158	$13,943	$1,679	$15,622
Combat Systems	5,451	1,113	6,564	3,664	10,228
Information Systems and Technology	7,253	1,267	8,520	19,127	27,647
Marine Systems	11,795	5,063	16,858	3,098	19,956
Total	$38,284	$7,601	$45,885	$27,568	$73,453

*
The estimated potential contract value represents management's estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer's future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT H-1
BACKLOG AND ESTIMATED CONTRACT VALUE - (UNAUDITED)
DOLLARS IN MILLIONS

$125,000
$100,000
$75,000
$50,000
$25,000
$0
4Q10
4Q11
4Q12
4Q13
1Q14
2Q14
3Q14
4Q14
Funded Backlog
Unfunded Backlog
Estimated Potential Contract Value

Note: Prior period information has been restated to reflect our axle business in discontinued operations.

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EXHIBIT I
FOURTH QUARTER 2014 SIGNIFICANT ORDERS (UNAUDITED)
DOLLARS IN MILLIONS
We received the following significant orders during the fourth quarter of 2014:
Combat Systems

•	$80 from the U.S. Army under a foreign military sales contract to convert Abrams tanks to the Saudi M1A2S configuration for the Kingdom of Saudi Arabia.

•	$75 from the Army under the Stryker wheeled armored vehicle program for upgrade kits.

•	$70 from the Army for production of Hydra-70 rockets.

•	$55 from the Army for technical support on the Abrams main battle tank program.
Information Systems and Technology

•	$325 from the Centers for Medicare & Medicaid Services for contact-center services.

•	$135 for four related awards to design and develop next-generation space payloads.

•	$85 from the U.S. Department of State to provide supply chain management services.

•	$70 from the U.S. Navy for production and support of the U.S. and U.K. Trident II submarine weapons systems.

•	$55 from the Commonwealth of Massachusetts to develop, implement and operate the Massachusetts Next Generation (NG9-1-1) emergency communication system.

•	$55 from the Government of Canada to design and build a network of antennas and provide in-service support.

•	$50 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

Marine Systems

•	$435 from the Navy for detailed design and construction of the Mobile Landing Platform (MLP) Afloat Forward Staging Base (AFSB).

•	$90 from the Navy for design work on the next-generation ballistic missile submarine.

•	$80 from the Navy for planning yard services for the DDG-51 destroyer and the FFG-7 Oliver Hazard Perry-class frigate programs.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2014	2013	2014	2013
Gulfstream Green Deliveries (units):
Large-cabin aircraft	28	27	115	110
Mid-cabin aircraft	10	13	29	29
Total	38	40	144	139
Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	33	34	117	121
Mid-cabin aircraft	9	7	33	23
Total	42	41	150	144
Pre-owned Deliveries (units):	—	2	3	11

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